UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2011

Virtus Investment Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Pearl St, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Conversion and Voting Agreement

On October 27, 2011 Virtus Investment Partners, Inc. (the “Company”) and BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.) (“BMO Bankcorp”) entered into a Conversion and Voting Agreement (the “Conversion Agreement”).  Under the terms of the Conversion Agreement, BMO Bankcorp agreed to convert 35,217 shares of Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) representing 100% of the Company’s outstanding Series B Preferred Stock, into 1,349,300 shares of the Company’s common stock, and the Company has declared and paid a final dividend on the Series B Preferred Stock in the aggregate amount of $8,072,937 representing accrued dividends to and including October 31, 2011 and the present value of dividends through October 31, 2014, which is the earliest date that the Company could have called for the redemption or conversion, at the option of the holder, of the Series B Preferred Stock.  The conversion of the Series B Preferred Stock pursuant to the Conversion Agreement is subject to regulatory approval.  Pending completion of the conversion, BMO Bankcorp has waived all future dividends on the Series B Preferred Stock, agreed to certain restrictions on transfer, waived certain voting rights and agreed to relinquish its right to appoint a Series B Director to the Company’s Board of Directors.  Upon conversion, BMO Bankcorp will hold approximately 23% of the Company’s outstanding common stock and has agreed that to the extent its holdings of common stock exceed 24% of the outstanding common stock solely by reason of the repurchase or redemption of common stock by the Company, the excess shares will be subject to an irrevocable proxy in favor of the Company to be voted in the same proportion as the votes cast by all shareholders other than BMO Bankcorp.

The foregoing summary of the Conversion Agreement is qualified in its entirety by reference to the full text of the Conversion Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2011, Virtus Investment Partners, Inc. (the “Company”) issued a press release reporting results for the quarter ended September 30, 2011. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02, including the exhibit hereto, (i) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (ii) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibits in this particular report are incorporated by reference).

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the terms of the Conversion Agreement described in Item 1.01 above and attached hereto as Exhibit 10.1 Ross F. Kappele resigned as a director of the Company effective October 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Conversion and Voting Agreement dated as of October 27, 2011 between BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.) and the Company.
99.1	Press Release of Virtus Investment Partners, Inc., dated November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: November 1, 2011	By:	/s/ Mark S. Flynn
		Name:	Mark S. Flynn
		Title:	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer